Exhibit 99.1

Sundance Energy Inc. Announces

Increase in Borrowing Base to $210 million

DENVER, CO JANUARY 14, 2020 (GLOBE NEWSWIRE) — Sundance Energy Inc. (NASDAQ: SNDE) (“Sundance” or the “Company”) today announced that the Company’s bank group has completed its scheduled fall borrowing base redetermination under the Company’s senior secured revolving credit facility, resulting in unanimous approval for a borrowing base increase to $210 million with an elected commitment of $190 million presently available, and an increase in the facility’s maximum credit amount to $500 million. The Company also announced TD Securities as the new administrative agent under the revolving credit facility.

Fall 2019 Redetermination Highlights Include:

•                  Maximum Credit Amount increase from $250 million to $500 million.

•                  Borrowing Base increase of ~24% from $170 million to $210 million, with a $190 million elected commitment presently available.

•                  Revision of maximum leverage ratio to 3.5 to 1.0, and revision of minimum interest rate coverage ratio to 1.5 to 1.0.

•                  Appointment of TD Securities as Administrative Agent.

Sundance’s Chief Executive Officer, Eric McCrady, commented “We believe that receiving a significant borrowing base increase under such difficult credit market conditions is a strong vote of confidence from our bank group reflecting the quality of our premier asset base and strong balance sheet, as well as our team’s continued success in delivering outstanding well results. This borrowing base increase, in addition to our pre-existing liquidity, should provide Sundance with a considerable cushion and ability for strategic flexibility as a newly redomiciled US public company.”

About Sundance Energy Inc

Sundance Energy Inc (“Sundance” or the “Company”) is an independent energy exploration company located in Denver, Colorado. The Company is focused on the acquisition and development of large, repeatable oil and natural gas resource plays in North America. Current activities are focused in the Eagle Ford.  A comprehensive overview of the Company can be found on Sundance’s website at www.sundanceenergy.net

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.   These statements are identified by the use of the words “project,” “believe,” “estimate,” “expect,” “anticipate,” “intend,” “contemplate,” “foresee,” “would,” “could,” “plan,” and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on Sundance. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Sundance will be those that are anticipated. Sundance’s forward-looking statements involve significant risks and uncertainties (some of which are beyond Sundance’s control) and assumptions that could cause actual results to differ materially from Sundance’s historical experience and present expectations or projections. These include, but are not limited to, risks or uncertainties associated  with our previously completed redomiciliation (including the ability to recognize any benefits therefrom), the discovery and development of oil and natural gas reserves, cash flows and liquidity, business and financial strategy, budget, projections and operating results, oil and natural gas prices, amount, nature and timing of capital expenditures, including future development costs, availability and terms of capital and general economic and business conditions. You are cautioned not to place undue reliance on forward-looking statements contained in this press release, which speak only as of the date of this press release. Forward-looking statements also are affected by the risk factors described in Sundance’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018, and those set forth from time-to-time in other filings with the SEC. Sundance undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

For more information, please contact:

John Roberts	Eric McCrady
VP Finance & Investor Relations	Chief Executive Officer
Tel: (720) 638-2400	Tel: (303) 543-5703